EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Texaco Inc.:

We hereby consent to the incorporation by reference of our report dated February 8, 1999 relating to the combined balance sheets of the Caltex Group of Companies as of December 31, 1998 and 1997, and the related combined statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-K of Texaco Inc., into the following previously filed Registration Statements:

         1.  Form S-3                File Number 2-37010
         2.  Form S-3                File Number 33-31148
         3.  Form S-8                File Number 2-67125
         4.  Form S-8                File Number 2-76755
         5.  Form S-8                File Number 2-90255
         6.  Form S-8                File Number 33-34043
         7.  Form S-8                File Number 33-45952
         8.  Form S-8                File Number 33-45953
         9.  Form S-3                File Number 33-50553 and 33-50553-01
        10.  Form S-8                File Number 333-11019
        11.  Form S-3                File Number 333-46527 and 333-46527-01
        12.  Form S-3                File Number 333-68217 and 333-68217-01
        13.  Form S-8                File Number 333-73329




                                                         KPMG LLP





Dallas, Texas
March 25, 1999